EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No.333-250886, 333-234402 and 333-234401 on Form S-8 of Provident Bancorp, Inc. and Subsidiary of our report dated March 31, 2023 relating to the financial statements, appearing in this Annual Report on Form 10-K.

/s/ Crowe LLP
Boston, Massachusetts
March 31, 2023